Exhibit 99.1

BLUE COAT COMPLETES ACQUISITION OF PERMEO TECHNOLOGIES

Technology to Extend Blue Coat Proxy Infrastructure for Advanced Levels of

Protection and Control to any Enterprise Endpoint

SUNNYVALE, Calif., March 6, 2006 – Blue Coat® Systems (NASDAQ: BCSI), the leader in secure content and application delivery, today announced that it has completed the acquisition of Permeo Technologies, a privately held provider of on-demand endpoint access, security and information protection solutions. On January 3, 2006, Blue Coat announced the execution of a definitive agreement to acquire the Austin, Texas-based company. The final consideration for the transaction included approximately $14.2 million in cash and approximately 1.4 million shares of Blue Coat common stock.

The acquisition will result in the integration of Permeo’s on-demand endpoint access, security and information protection technology with the Blue Coat ProxySG™ family of proxy appliances. Blue Coat intends to leverage the Permeo technology to extend its proxy infrastructure for advanced levels of protection and control to any endpoint connecting to enterprise applications.

“Enterprises need the same consistent level of protection, control and quality delivery of applications and content throughout their entire organization, including to employees working remotely,” said Brian NeSmith, president and chief executive officer of Blue Coat Systems. “We can build on the technology from Permeo to extend our proxy infrastructure for application and security services all the way to the endpoint of the virtual enterprise.”

About Blue Coat Systems

Blue Coat helps organizations make the Web safe and productive for business. Blue Coat proxy appliances provide visibility and control of Web communications to protect against risks from spyware, Web viruses, inappropriate Web surfing, instant messaging (IM), video streaming, and peer-to-peer (P2P) file sharing – while actually improving Web performance. Trusted by many of the world’s largest organizations, Blue Coat has shipped more than 25,000 proxy appliances. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or www.bluecoat.com.

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FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding Blue Coat Systems’ expectations, beliefs, intentions or strategies regarding the future, and including statements regarding the benefits to be gained by Blue Coat Systems through the acquisition of Permeo, the value of Permeo’s products to Blue Coat Systems and its customers, and the financial impact on Blue Coat Systems of the acquisition. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. These forward-looking statements may differ materially from actual events or results due to numerous risks and uncertainties, including increasing competition and slower growth in the proxy appliance market; limitations in our ability to forecast quarterly operating results, which have been and may continue to be volatile; variations in the amounts and timing of sales through our channel partners and to other customers; difficulties in generating significant sales in international markets; manufacturing and sourcing risks; variations in customer demand for our product mix and services; our reliance on third party partners; product defects; rapid technological changes or other changes in the competitive environment; our ability to protect our proprietary technology; our ability to integrate and operate acquired businesses and technologies successfully, including whether Permeo’s operating expenses will be materially greater than currently anticipated; additional costs and resources necessary to address SEC investigations, litigation, or product liability claims; currency fluctuations and other international factors; and macroeconomic conditions. These and other risks relating to Blue Coat Systems’ business are set forth in Blue Coat Systems’ most recently filed Form 10-Q for the quarter ended October 31, 2005 and Form 10-K for the year ended April 30, 2005, and other reports filed from time to time with the Securities and Exchange Commission.

Note: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

Media Contact:	Steve Schick	Investor Contact:	Carla Chun
	Blue Coat Systems		Blue Coat Systems
	steve.schick@bluecoat.com		carla.chun@bluecoat.com
	408-220-2076		408-220-2318

Kevin Kosh
CHEN PR, for Blue Coat Systems
kkosh@chenpr.com
781-672-3111